OPTION AGREEMENT

Neither the options granted hereby nor the underlying shares of common stock have been registered under the Securities Act of 1933, as amended ("Securities Act"). These options or the underlying common shares may not be sold or transferred unless: (i) there is an effective registration covering the option or shares, as the case may be, under the Securities Act and applicable states securities laws; (ii) Life Systems Corp. first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act and applicable states securities laws; or, (iii) the transfer is made pursuant to rule 144 under the Securities Act.

BETWEEN:

John Pia, or Assigns ("Investor")

AND:

Ian Middleton and Alexander von Kleist, or Assigns ("Grantors")

Suite 201 - 1166 Melville St.

Vancouver, B.C.

Canada V6E 4P5

WHEREAS,

    Investor is subscribing for 670,000 units from Life Systems Corp. ("LIFS") at a subscription price of US $1.50 per unit (the "Unit Financing"), where each unit consists of one share ("Share") in the common stock of LIFS and one share purchase warrant pursuant to the terms of a subscription agreement dated for reference the 1st day of June, 2001 (the "Subscription Agreement");

    Grantors are registered shareholders holding Shares of LIFS and are desirous of providing additional consideration to Investor so that the Unit Financing will be closed;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0 PRIMARY OPTION TO PURCHASE SHARES

1.1 Subject to this Agreement, Grantors grant to the Investor named above an option (the "Primary Option"), until May 31, 2003 (the "Expiration Date"), to purchase 100,000 Shares at a price of $1.50 per Share ("Primary Exercise Price") for a total purchase price of $150,000. The Primary Option shall expire on the Expiration Date, unless the parties mutually agree in writing to extend the Expiration Date.

2.0 SECONDARY OPTIONS TO PURCHASE SHARES; SALE OF SHARES BY GRANTORS

2.1 Subject to this Agreement, Grantors shall grant to the Investor named above additional options (the "Secondary Options") to purchase a total of up to 250,000 Shares. The Secondary Options shall be granted in three tranches commencing on the earlier of 90, 120, and 180 days after LIFS files a Registration Statement with the Securities and Exchange Commission or 120, 150 and 210 days after the date of execution of this Agreement. All Secondary Options granted shall expire on the Expiration Date, unless the parties mutually agree in writing to extend the Expiration Date. The timing for the granting of the Secondary Options, and the number of options granted, shall be as follows:

Tranche	Number of Days after Filing of Registration Statement/ Number of Days after Execution of this Agreement	Number of Options Granted	Exercise Price	Total Consideration
1	90/120	125,000	$0.05	$6,250
2	120/150	100,000	$0.25	$25,000
3	180/210	25,000	$0.05	$25,000
TOTAL:		250,000		$56,250

The Grantors shall cease granting Secondary Options, and any unexercised Secondary Options granted shall be cancelled, if the Investor has sold sufficient of the Shares that the Investor will acquire pursuant to the Unit Financing, at a price of $1.50 per Share or greater, so as to result in total proceeds to the Investor of at least $1,005,000 or more.

The Grantors agree to use their reasonable best efforts to sell the Investor's Shares for him at prices in excess of $1.50 and in this regard the Grantors shall keep the Investor apprised of their selling efforts from time to time, including providing the Investors with copies of term sheets or other proposals they may make or receive from potential investors.

2.2 Grantors further agree that, without the written consent of the Investor, they will not sell any Shares that they are, or subsequently become the "beneficial owner" of (as that term is defined in Rule 16a-1 of the Securities Exchange Act of 1934) until after the Investor has sold sufficient Shares as set out above for total proceeds to the Investor of $1,005,000 or more. Thereafter, if Grantors have an opportunity to sell Shares, the Investor at his election shall be entitled to sell Shares with them, on a pro-rata basis, whereby for every two (2) Shares the Grantors sell, the Investor shall be entitled to sell one (1) Share.

2.3 The Grantors represent to the Investor that the following comprises all shares of Company stock they beneficially own:

Beneficial Owner	Name in Which Shares are Registered	No. of Shares
Ian Middleton	Ian Middleton	780,000
Alexander von Kliest	Alexander von Kliest	780,000

2.4 In furtherance of the Grantors agreement as set out in the first sentence of paragraph 2.2 hereof, the Grantors shall cause LIFS to place a "stop transfer" order with respect to the Shares in question with LIFS's transfer agent in the form attached.

3.0 DEPOSIT OF SHARES AND STOCK POWERS

3.1 Grantors agree to deposit 350,000 Shares and endorsed stock powers representing the shares deposited with Chuck Agro ("Agro") to be held by Agro pursuant to the terms of the Safekeeping Agreement as set out in Exhibit "B".

4.0 EXERCISE OF OPTION

4.1 Method of Exercise. Options are exercisable by delivery of an exercise notice, in the form attached as Exhibit A ("Exercise Notice"), which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised ("Exercised Shares"). The Exercise Notice shall be completed by the Investor and delivered to Agro, together with payment of the aggregate Exercise Price as to all Exercised Shares. A copy of the Exercise Notice shall be delivered to the Grantors. Each Option shall be deemed to be exercised upon receipt by Agro of a fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price. Agro shall receive and disburse such payment(s) pursuant to the terms of the Safekeeping Agreement referenced above.

5.0 REPRESENTATION AND WARRANTIES OF THE INVESTOR

5.1 Investor represents and warrants to Grantors that, except as otherwise set forth herein, or otherwise specifically disclosed:

a. Investor's Sophistication. The Investor is a person or corporation of adequate financial sophistication and has such knowledge and experience in financial and business matters that Investor has evaluated the merits and risks of exercising the Options granted hereunder and thereby acquiring Shares for Investor's own account.

b. Investment Intent. Upon the exercise of Options granted hereunder, Investor shall be acquiring the Shares for investment. Investor acknowledges that the Shares can only be acquired pursuant to exemptions from registration under the Securities Act of 1933 and relevant state securities laws and that the reliance of the Grantors upon such exemptions is predicated on the accuracy of Investor's representations and warranties herein.

    Authorization and Enforceability. Investor has all requisite power and authority to execute, deliver and perform this Agreement and the Safekeeping Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Investor.

    Additional Representations and Warranties. Investor hereby incorporates herein, as if fully set forth herein, and represents and warrants for the benefit of Grantors, all of the acknowledgements, representations and warranties of the Investor made for the benefit of LIFS set forth in a certain Subscription Agreement dated as of June 1, 2001 by and between the Investor and LIFS.

    6.0 REPRESENTATION AND WARRANTIES OF THE GRANTORS

    6.1 Grantors represent and warrant to Investor that, except as otherwise set forth herein, or otherwise specifically disclosed:

    a. Title to Shares. The Grantors are the record and beneficial owners of and have legal and valid title to the Shares, free and clear of all liens, pledges, charges, claims and other encumbrances, actual or alleged. Throughout the term of this Agreement, with respect to all Shares subject to Options which have not been exercised by Investor, Grantors shall continue to be the record and beneficial owners of and have legal and valid title to the Shares, free and clear of all liens, pledges, charges, claims and other encumbrances, actual or alleged. Delivery of Shares to the Investor upon exercise of the Options in accordance with this Agreement and the Safekeeping Agreement will transfer to the Investor legal and valid title to the Shares optioned hereunder, free and clear of any liens, pledges, charges, claims and other encumbrances.

    b. Authorizations and Enforceability. Grantors have all requisite power and authority to execute, deliver and perform this Agreement and the Safekeeping Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Grantors and constitutes the valid and binding obligation of Grantors fully enforceable in accordance with its terms.

    c. Effective Agreement. The execution, delivery, and performance of this Agreement by Grantors and the granting of Options contemplated hereby will not, with or without the giving of notice or lapse of time or both, result in the breach of or conflict with any terms, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Grantors pursuant to any commitment, contract or other agreement or instrument, to which the Grantors are a party or by which any of its assets or properties is or may be bound or affected.

    d. No Conflict with Other Instruments. The execution and delivery of, and the performance by each Grantor of, his obligations under this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (i) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under any agreement, arrangement, order, judgment or decree of any court or any governmental agency, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which such Grantor is a party or by which such Grantor or any of his properties or assets is bound, or (ii) will not result in the imposition of any lien, pledge, charge, claim or encumbrance upon the Shares owned by such Grantor.

    Additional Representations and Warranties. Grantors hereby incorporate herein, as if fully set forth herein, and represent and warrant for the benefit of Investor, all of the acknowledgements, representations and warranties of LIFS made for the benefit of Investor set forth in the Subscription Agreement.

  INVESTOR SOPHISTICATION, RISK OF LOSS, ACCESS TO INFORMATION

7.1 Sophistication of Investor. A partial inducement to the Grantors to enter into this Agreement is the representation by Investor that he has a high degree of business and financial sophistication concerning the business operations and prospects of LIFS.

7.2 Risk of Loss. Investor recognizes that the securities being acquired pursuant to the exercise of Options involve a high degree of risk and that the entire amount of the purchase price might be lost.

7.3 Access to Information. Each party represents and warrants that it is familiar with LIFS and its operations and principals. Regarding LIFS, its business, plans and financial condition, and any other matters relating to LIFS and/or the parties to this Agreement, each party has received all materials requested by it, and LIFS and the other parties have answered all inquiries that such party has made. Each party has had access to all additional information necessary to verify the accuracy of the information and materials furnished and has taken all steps necessary to evaluate the merits and risks of the transactions contemplated hereby. The scope and examination by and on behalf of each party has been determined by such party, based on its own sophistication and experience.

8.0 COMPLIANCE WITH APPLICABLE LAW

8.1 If required by LIFS at the time of any exercise of the Option in order to comply with federal or state securities laws, as a condition to such exercise, the Investor shall enter into an agreement with LIFS in form satisfactory to counsel for LIFS by which the Investor: (i) shall represent that the Shares are being acquired for the Investor's own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such Shares; and, (ii) shall agree that if the Investor should decide to sell, transfer, or otherwise dispose of any such Shares, the Investor may do so only if the Shares are registered under the Securities Act and the relevant state securities law, unless, in the opinion of counsel for LIFS, such registration is not required, or the transfer is pursuant to the Securities and Exchange Commission Rule 144.

9.0 METHOD OF PAYMENT

9.1 Payment of the aggregate Exercise Price shall be by cash, or certified or cashier's check payable to Grantors, or a combination thereof, at the election of the Investor.

10.0 OTHER PROVISIONS

10.1 Tax Consequences. The Investor is urged to consult with his professional advisor regarding tax consequences applicable to him before exercising any Options granted hereunder or disposing of any Shares acquired thereby.

10.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or, if mailed, five days after mailed by first-class, certified or registered mail, postage prepaid, to the other parties at the addresses (or at such other address as shall be given in writing by any party to the others) set out at the beginning of this Agreement.

10.3 Successors And Assigns. This Agreement, and all rights and powers granted hereby, shall bind and inure to the benefit of the parties and their respective executors, administrators, heirs, successors and assigns; provided that this Agreement may not be assigned by Grantors.

10.4 Currency. All dollar ($) amounts referred to in this Agreement are expressed in lawful money of the United States, unless expressly stated otherwise.

10.5 Governing Law. This Agreement has been made, executed and delivered in and is to be governed and construed in accordance with the laws of the State of Pennsylvania.

10.6 Captions. The captions in this Agreement are inserted solely for convenience of reference and do not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

10.7 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

10.8 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, but only as to such party, may (a) extend the time for the performance of any of the obligations of any other party; (b) waive any inaccuracies in representations by any other party; (c) waive compliance by any other party with any of its agreements contained herein and the performance of any obligations by such other party; and (d) waive the fulfillment of any condition that is subsequent to the performance by such party of any of its obligations under this Agreement. To be effective, all such amendments or waivers must be in writing and be signed by the party against whom enforcement of the amendment or waiver is sought.

10.9 Entire Agreement. This Agreement and the schedules and exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, and inducements or conditions, if any, expressed or implied, and whether oral or written.

10.10 Sellers' Joint and Several Liability. If Grantors assign all or part of his rights and/or obligations hereunder, all obligations, representations and warranties, and liabilities of the Grantors and such assignee(s) hereunder are intended to be joint and several in all instances.

11.0 SIGNATURES

Dated June 1, 2001.

IAN MIDDLETON ALEXANDER VON KLEIST

/s/ Ian Middleton /s/ Alexander von Kleist

Ian Middleton Alexander von Kleist

Investor acknowledges and represents that he or she has reviewed this Agreement in its entirety and is familiar with its and fully understands its terms and provisions. Investor accepts this Option subject to all the terms and provisions of this Agreement. Investor has had an opportunity to obtain the advice of counsel prior to executing this Agreement. Investor further agrees to notify Grantors and Agro upon any change in the residence address indicated on the first page of this Agreement.

Dated: June 1, 2001.

INVESTOR:

/s/ signed

Signature

John Pia

exhibit "A"

STOCK OPTION EXERCISE NOTICE

To: Ian Middleton and Alexander von Kleist

Cc: Chuck Agro

1.0 Exercise of Option. Effective as of today, ______________, 200__, the undersigned ("Investor") hereby elects to purchase ______________ shares ("Shares") of the Common Stock of Life Systems Corp. ("LIFS") pursuant to the Option Agreement between the Investor and Ian Middleton and Alexander von Kleist ("Grantors") dated May ___, 2001 ("Option Agreement"). Investor herewith delivers to Chuck Agro cash, or certified or cashier's check payable to Grantors, or a combination thereof, for the full purchase price for the Shares of $_____________, as required by the Agreement.

2.0 Representations of Investor. Investor acknowledges that Investor has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.0 Rights as Shareholder. Investor acknowledges that until the transfer (as evidenced by the appropriate entry on the books of LIFS or of a duly authorized transfer agent of LIFS) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of transfer.

4.0 Tax Consultation. Investor understands that Investor may suffer adverse tax consequences as a result of Investor's purchase or disposition of the Shares. Investor represents that Investor has consulted with any tax consultants Investor deems advisable in connection with the purchase or disposition of the Shares and that Investor is not relying on Grantors or LIFS for any tax advice.

Submitted by: Accepted by:

Grantors:

Investor: Ian Middleton

Signature Ian Middleton

Alexander von Kleist

Print Name

Address: Alexander von Kleist

Address:

Suite 201 - 1166 Melville St.

Vancouver, B.C. Canada V6E 4P5

Date Received:

EXHIBIT "B"

SAFEKEEPING AGREEMENT

This Safekeeping Agreement (this "Agreement") is entered into between John Pia, or assigns ("Investor"), and Ian Middleton and Alexander von Kleist ("Grantors"), and Chuck Agro ("Agro").

Investor and Grantors have entered into an Option Agreement (the "Option Agreement") dated June 1, 2001, with respect to an option for the sale of the number of shares ("Shares") of common stock of Life Systems Corp ("LIFS") as set out in the Option Agreement. Pending fulfillment of the conditions to closing set forth in the Option Agreement, Grantors are depositing stock certificates representing a total of 350,000 Shares with respect to the Option Agreement, to be held by Agro pursuant to the terms of this Agreement. Unless otherwise defined in this Agreement, the terms defined in the Option Agreement shall have the same defined meanings in this Agreement.

  Delivery of Certificates and Stock Powers to Agro. Grantors have delivered stock certificates representing 350,000 Shares of LIFS, and stock powers therefor duly executed for transfer, to the offices of Agro, with respect to the Option Agreement, to be held in safekeeping subject to the provisions contained herein.

  Disbursement of Stock Certificates and Payment for Shares. The parties shall proceed in good faith to fulfill the terms and conditions set out in the Option Agreement. Upon receipt of a completed Exercise Notice, which shall state the election to exercise the Option and the number of Exercised Shares together with payment of the aggregate Exercise Price as to all Exercised Shares, Agro shall deliver:

    to the Investor, one or more stock certificates representing the number of Exercised Shares together with stock powers therefor, and to Grantors, payment of the aggregate Exercise Price.

Upon receipt of good funds for payment of the aggregate Exercise Price, the recipient shall acknowledge receipt in writing to Agro. Notwithstanding the foregoing, Grantors may, by written instruction signed by Grantors, designate additional or different recipients of the payment and amounts of such payment as among Grantors and their assigns.

3. Safekeeping Fees. Investor and Grantors acknowledge and agree to each pay equally any safekeeping fees incurred hereunder.

4. Dispute. Agro shall not distribute the monies or certificates out of safekeeping except pursuant to written authorization from both Investor and Grantors or pursuant to the Option Agreement or this Safekeeping Agreement. Accordingly, if at any time any dispute shall arise between any of the parties hereto, or their respective successors or assigns, as to the delivery by Agro of the payment for Shares or certificates representing Shares, or as to the ownership or right of possession thereto, Agro, may, at its sole and absolute discretion, either: (i) hold in its possession, without liability, the payment and the certificates until such dispute or uncertainty shall have been settled; (ii) interplead or commence any similar action and deposit the payment (and interest earned thereon) and the certificates with the Clerk of the Supreme Court of Ontario; or (iii) transfer the payment (and interest earned thereon, if any) and the certificates to an escrow agent of its own choosing; provided that, it shall be conditions to transfer to an escrow agent that Investor and Grantors each approve the escrow agent in writing, which approval shall not unreasonably be withheld and that the escrow agent agree to hold the funds subject to the terms of this Agreement and the Option Agreement. Upon complete compliance with subpart (ii) or (iii), Agro shall be relieved of any and all liability, whatsoever, with respect hereto. Investor and Grantors jointly and severally agree to pay all costs and attorneys'fees Agro incurs in any such suit or dispute.

5. Confirmation of Understandings. Each party expressly acknowledges that such party has read this Agreement and understands and agrees to the terms contained herein.

6. Indemnity. Investor and Grantors agree to indemnify and hold harmless Agro from any and all claims, causes of action, or damages resulting from Agro's duties and performance under this Agreement, except for those resulting from Agro's willful misconduct.

Dated Effective: June ___, 2001.

Investor: Ian Middleton

______________________ ______________________

John Pia Ian Middleton

Alexander von Kleist

______________________

Alexander von Kleist

The above Safekeeping Agreement provisions are received and accepted effective this____ day of June, 2001.

Chuck Agro

______________________

Chuck Agro